DURHAM, JONES & PINEGAR, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111

                                August 22, 2002


BriteSmile, Inc.
490 North Wiget Lane
Walnut Creek, CA  94598

     Re: Amendment No. 1 dated August 22, 2002 to Registration Statement on Form
         S-8 of BriteSmile, Inc. dated July 2, 1999 (the "Amendment to Registration Statement")

Dear Sirs:

     We have acted as counsel for BriteSmile, Inc., a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 3,000,000 additional shares of the Company's Common Stock, par value $.001 per share, which may be issued to directors, officers and key consultants of the Company pursuant to the terms of the Company's Revised 1997 Stock Option and Incentive Plan (the "Plan"), and up to 494,000 additional shares of Common Stock which may be issued pursuant to written consulting agreements (the "Consulting Agreements") with Company consultants. The aggregate of 3,494,000 additional shares to be registered under the Act are referred to herein as the "Shares."

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Amendment to Registration Statement, when issued pursuant to the terms of the Amendment to Registration Statement, and the Plan or Consulting Agreements, as applicable, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Amendment to Registration Statement, and to the reference to our firm in the Amendment to Registration Statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Sincerely,

                                  DURHAM JONES & PINEGAR P.C.



                                  /s/ DURHAM JONES & PINEGAR, P.C.